Exhibit 10.6

                              EMPLOYMENT AGREEMENT

      AGREEMENT dated as of the ____ day of February, 2006, by and among Lawrence Consulting Group, Inc., a Delaware corporation with its principal office at Two Lakeside Drive West, Lawrence, New York 11559 ("LCG"), Plaza Consulting Group, a Puerto Rico corporation with its principal office at 373 Mendez Vigo, Suite 110, Dorado, Puerto Rico 00646 (the "Company"), and Mark A. Fazio, residing at 1026 Green Street, Perkasie, PA, 18944 ("Executive").

                              W I T N E S S E T H:

      WHEREAS, the Company has engaged Executive as its executive vice president and chief operating officer of the Company and desires to obtain the benefits of Executive's knowledge, skill and ability in connection with managing the United States operations of the Company and to employ Executive on the terms and conditions hereinafter set forth; and

      WHEREAS, pursuant to an agreement and plan of reorganization (the "Merger Agreement") dated October 31, 2005, by and among LCG, Plaza Acquisition Corp., a Puerto Rico corporation, the Company and Elizabeth Plaza, the Company became the wholly-owned subsidiary of LCG on January 25, 2006; and

      WHEREAS, LCG desires to engage Executive to serve at its executive vice president and chief operating officer on and subject to the terms of this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

      1.    Employment and Duties.

            (a) Subject to the terms and conditions hereinafter set forth, LCG and the Company hereby employ Executive as executive vice president and chief operating officer during the Term, as hereinafter defined, with Executive's principal office located at 1934 Hilltown Pike, Hilltown, P.A. As the executive vice president and chief operating officer of LCG, Executive shall have the duties and responsibilities including but not limited to the following: (i) overall administration, management and development of the Company's US compliance and non-compliance services operations; (ii) achieve organic grow of the US compliance services business in accordance with annually agreed upon business performance goals and strategic objectives that shall be prepared and updated annually by Executive; (iii) achieve external market growth in the US compliance services business in accordance with annually agreed upon business performance goals and strategic objectives that shall be prepared and updated annually by Executive; (iv) Executive shall report to LCG's President and CEO ("President & CEO"); and (v) Executive shall also perform such other duties and responsibilities as may be determined by the President & CEO, as long as such duties and responsibilities are consistent with those of the executive vice president and chief operating officer.

            (b) During the Employment Term, LCG shall include Executive as one of the board of directors' nominees for election as a director, subject to election by LCG's board of directors ("Board") and subject to the limitations of Sarbanes-Oxley, as amended. Additionally, Executive shall serve as a director of the Company or any of its subsidiaries, if elected, and in such executive capacity or capacities with respect to any affiliate of LCG or the Company to which he may be elected or appointed, provided that such duties are consistent with those of LCG's and the Company's executive vice president and chief operating officer. Executive shall receive no additional compensation for services rendered pursuant to this Section 1(b). An affiliate of LCG or the Company shall mean any person who controls, is controlled by or is under common control with LCG or the Company, as the case may be.

            (c) The "Term" shall mean the period commencing on the date of the closing of the Merger Agreement and ending three (3) years from the date of this Agreement, unless terminated earlier pursuant to Section 5 of this Agreement.

      2. Executive's Performance. Executive hereby accepts the employment contemplated by this Agreement. During the Term, Executive shall perform his duties diligently, in good faith and in a manner consistent with the best interests of LCG and the Company, and, during the Term, he shall devote substantially all of his business time to the performance of his duties under this Agreement.

      3.    Compensation and Other Benefits.

            (a) For his services during the Term, the Company shall pay Executive a salary ("Salary") at the annual rate of $210,000. Salary shall be paid in such installments as the Company regularly pays its executive officers, but not less frequently than semi-monthly.

            (b) For his services rendered prior to the Term, the Company shall pay Executive a bonus (the "Signing Bonus") of $9,000. The Signing Bonus shall be paid in full by the Company after the execution of this Agreement.

            (c) Also, for his services during the Term, LCG shall issue to Executive incentive stock options ("Stock Options") to purchase 300,000 shares of LCG common stock, at market value at the date of commencement of the Term, pursuant to LCG's 2005 Long-Term Incentive Plan. Such incentive stock options shall vest equally over three (3) years at the end of each year anniversary from the date of this Agreement.

            (d) In addition to Salary and Stock Options, Executive shall receive the following benefits during the Term:

                  (i) Such insurance, including major medical health insurance, life and disability insurance, as the Company provides its executive officers, which benefits will not be less than the insurance benefits provided by LCG to its executive officers.

                  (ii) Vacation in accordance with Company policy.

                  (iii) Eligibility to participate in such pension and other benefit plans that are available to executive officers of the Company or LCG.

                  (iv) A Company automobile, provided, that the total costs for the automobile, including lease payments, insurance, maintenance and any other costs and expenses relating to the automobile shall not exceed $1,250.00 per month.

            (e) During the Term, Executive shall be eligible for such discretionary bonuses and stock options or other equity-based incentives as shall be determined by LCG's compensation committee; provided, however, that his cash bonus shall not be more than 50% of his Salary and any such bonus shall be paid within 30 days of the completion of the audit for the year for which the bonus relates.


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

      4. Reimbursement of Expenses. The Company shall reimburse Executive, upon presentation of proper expense statements, for all authorized, ordinary and necessary out-of-pocket expenses reasonably incurred by Executive during the Term in connection with the performance of his services pursuant to this Agreement in accordance with the Company's expense reimbursement policy.

      5.    Termination of Employment.

            (a) This Agreement and Executive's employment hereunder shall terminate immediately upon his death.

            (b) This Agreement and Executive's employment pursuant to this Agreement may be terminated by the Executive or LCG or the Company on not less than 30 days' written notice in the event of Executive's Disability. The term "Disability" shall mean any illness, disability or incapacity of the Executive which prevents his from substantially performing his regular duties for a period of two consecutive months or three months, even though not consecutive, in any twelve month period; provided, however, that any maternity leave or other condition covered by the Puerto Rico Fair Labor Standards law shall not be counted toward such three or two month periods.

            (c) The Company may terminate this Agreement and Executive's employment pursuant to this Agreement immediately for Cause, in which event no further compensation shall be payable to Executive subsequent to the date of such termination. The date of termination shall be the date of the notice from LCG or the Company stating that Executive's employment is terminated for Cause. The term "Cause" shall mean:

                  (i) repeated failure of Executive to perform material instructions from the Board, or, if Executive does not report to the Board, from the officer to whom Executive reports, provided that such instructions are reasonable and consistent with Executive's duties as set forth in Section 1 of this Agreement, or any other failure or refusal by Executive to perform his duties required by said Section; provided, however, that Executive shall have received notice from the Board specifying the nature of such failure in reasonable detail and Executive shall have failed to cure the failure within ten
(10) business days after receipt of such notice.

                  (ii) a breach of Sections 6, 7, 8 or 11(a) of this Agreement;

                  (iii) a breach of trust whereby Executive obtains personal gain or benefit at the expense of or to the detriment of LCG or the Company or any of their affiliates;

                  (iv) any fraudulent or dishonest conduct by Executive or any other conduct by Executive which damages LCG, the Company or any of their affiliates or their property, business or reputation.

                  (v) a conviction of, or guilty plea or plea of nolo contendere by, of Executive of (x) any felony or (y) any other crime involving fraud, theft, embezzlement or use or possession of illegal substances; or

                  (vi) the admission by Executive of any matters set forth in
Section 5(c)(v) of this Agreement.

            (d) Executive's resignation prior to the expiration of the Term other than as set forth in Section 5(f) of this Agreement shall be treated in the same manner as a termination for Cause.

            (e) In the event that the Company and LCG terminate this Agreement and Executive's employment other than for reasons set forth in Sections 5(a), 5(b) or 5(c):


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

                  (i) The Company shall pay to Executive within 30 days after the date of his termination an amount equal to the his Salary for the balance, if any, of the Term;

                  (ii) The Company will provide Executive with the benefits set forth in Section 3(c)(i) until the earlier of (x) the date the Term would have expired if this Agreement had not been terminated pursuant to this Section 5(e), or (y) the date Executive has insurance coverage provided by another employer.

            (f) This Agreement and Executive's employment pursuant to this Agreement may be terminated by Employee on not less than 90 days' written notice in the event of a Change of Control (hereinafter defined). For purposes of this Agreement, a "Change in Control" shall mean any one of the following events:

                  (i) the date on which any "Person" not currently a shareholder, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") , becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), of fifty-one (51%) or more of the combined voting power of LCG's then-outstanding securities having the right to vote for the election of directors;

                  (ii) the date on which the majority of the members of the board of directors of LCG does not consist of individuals who are incumbent directors or directors selected by such incumbent directors and such incumbent directors meaning those in place at the close of the first meeting of the directors of LCG after the closing of the Merger Agreement;

                  (iii) any one or series of decisions by LCG or the Company which vest the powers and authority of Executive granted herein to another or Executive's authority and responsibilities hereunder are diminished in any material respect.

            (g) In the event that Executive terminates this Agreement and his employment after the requisite notice following a Change of Control under
Section 5(f), the Company shall pay to Executive in such installments as the Company regularly pays its executive officers an amount equal to his then current Salary for a period of six (6) months and the Company will continue to provide Executive with the benefits set forth in Section 3(c)(i) until the earlier of (x) the expiration of the six (6) month period, or (y) the date Executive has insurance coverage provided by another employer.

      6.    Trade Secrets and Proprietary Information.

            (a) Executive recognizes and acknowledges that the Company, through the expenditure of considerable time and money, has developed and will continue to develop in the future information concerning customers, clients, marketing, products, services, business, research and development activities and operational methods of the Company and its customers or clients, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company, the disclosure of which could or does have a material adverse effect on the Company, its businesses, any business in which it proposes to engage, its operations, financial condition or prospects and that the same are confidential and proprietary and considered "confidential information" of the Company for the purposes of this Agreement. In consideration of his employment during the Term, Executive agrees that he will not, during or after the Term, without the consent of the Board make any disclosure of confidential information to any person, partnership, corporation or entity either during or after the Term, except that nothing in this Agreement shall be construed to prohibit Executive from using or disclosing (a) if such disclosure is necessary in the normal course of the Company's business in accordance with policies or instructions or authorization from the Board, (b) Executive can demonstrate that such information shall have (i) become public knowledge other than by or as a result of disclosure by a person not having a right to make such disclosure, (ii) been developed by Executive independent of any of the Company's confidential or proprietary information or (iii) been disclosed to Executive by a person not subject to a confidentiality agreement with or other obligation of confidentiality to the Company.


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

            (b) In the event that any confidential information is required to be produced by Executive pursuant to legal process, Executive shall give the Company notice of such legal process within a reasonable time, but not later than ten business days prior to the date such disclosure is to be made, unless Executive has received less notice, in which event Executive shall immediately notify the Company. The Company shall have the right to object to any such disclosure, and if the Company objects (at the Company's cost and expense) in a timely manner so that Executive is not subject to penalties for failure to make such disclosure, Executive shall not make any disclosure until there has been a court determination on the Company's objections. If disclosure is required by a court order, final beyond right of review, or if the Company does not object to the disclosure, Executive shall make disclosure only to the extent that disclosure is required by the court order, and Executive will exercise reasonable efforts at the Company's expense, to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

            (c) Executive shall, upon expiration or termination of the Term, or earlier at the request of the Company, turn over to the Company or destroy all documents, papers, computer disks or other material in Executive's possession or under Executive's control which may contain or be derived from confidential information. To the extent that any confidential information is on Executive's hard drive or other storage media, he shall, upon the request of the Company, cause either such information to be erased from his computer disks and all other storage media or otherwise take reasonable steps to maintain the confidential nature of the material.

            (d) Executive further realizes that any trading in LCG's common stock or other securities or aiding or assisting others in trading in LCG's common stock or other securities, including disclosing any non-public information concerning LCG and the Company to a person who uses such information in trading in LCG's common stock or other securities, constitutes a violation of federal and state securities laws. Executive will not engage in any transactions involving LCG's common stock or other securities while in the possession of material non-public information.

            (e) For the purposes of Sections 6, 7, 8 and 9 of this Agreement, the term "Company" shall include LCG, the Company, their subsidiaries and affiliates.

      7.    Covenant Not To Solicit or Compete.

            (a) During the period from the date of this Agreement until three
(3) years following the date on which Executive's employment terminates for any reason, Executive will not, directly or indirectly:

                  (i) persuade or attempt to persuade any person or entity which is or was a customer, client or supplier of the Company to cease doing business with the Company, or to reduce the amount of business it does with the Company (the terms "customer" and "client" as used in this Section 7 to include any potential customer or client to whom the Company submitted bids or proposals, or with whom the Company conducted negotiations, during the term of Executive's employment hereunder or during the eighteen (18) months preceding the termination of his employment);


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

                  (ii) solicit for himself or any other person or entity other than the Company the business of any person or entity which is a customer or client of the Company, or was a customer or client of the Company within eighteen (18) months prior to the termination of his employment;

                  (iii) persuade or attempt to persuade any employee of the Company, or any individual who was an employee of the Company during the one (1) year period prior to the lawful and proper termination of this Agreement, to leave the Company's employ, or to become employed by any person or entity other than the Company; or

                  (iv) engage in any business in the United States whether as an officer, director, consultant, partner, guarantor, principal, agent, employee, advisor or in any manner, which directly competes with the business of the Company as it is engaged in at the time of the termination of this Agreement, unless, at the time of such termination or thereafter during the period that the Executive is bound by the provisions of this Section 7, the Company ceases to be engaged in such activity, provided, however, that nothing in this Section 7 shall be construed to prohibit the Executive from owning an interest of not more than five (5%) percent of any public company engaged in such activities.

            (b) Executive will not, during or after the Term, make any disparaging statements concerning the Company, its business, officers, directors and employees that could injure, impair, damage or otherwise affect the relationship between the Company, on the one hand, and any of the Company's employees, suppliers, customers, clients or any other person with which the Company has or may conduct business or otherwise have a business relationship of any kind and description. The Company will not make any disparaging statements concerning Executive; provided, however, that this sentence shall not be construed to prohibit the Company from giving factual information concerning Executive in response to inquiries that the Company believes are bona fide.

            (c) The Executive acknowledges that the restrictive covenants (the "Restrictive Covenants") contained in Sections 6 and 7 of this Agreement are a condition of his employment are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part of any of the Restrictive Covenants, is invalid or unenforceable, the remainder of the Restrictive Covenants and parts thereof shall not thereby be affected and shall remain in full force and effect, without regard to the invalid portion. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable because of the geographic or temporal scope of such provision, such court shall have the power to reduce the geographic or temporal scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

      8. Inventions and Discoveries. Executive agrees promptly to disclose in writing to the Company any invention, design, system, process, development or other discovery or intellectual property (collectively, "inventions and discoveries") conceived, created or made by him during the Term, whether created or developed by herself or with others, whether during or after working hours, relating to any business in which the Company is then engaged or which otherwise relates to any product or service offered by the Company and such inventions and discoveries shall be the Company's sole property, regardless of whether such inventions and discoveries are otherwise treated as work performed for hire and regardless of whether such inventions and discoveries are or can be patented, registered or copyrighted. Upon the Company's request, Executive shall execute and assign to the Company all applications for copyrights, trademarks and letters patent of the United States and such foreign countries as the Company may designate, and Executive shall execute and deliver to the Company such other instruments as the Company deems necessary to vest in the Company the sole ownership of all rights, title and interest in and to such inventions and discoveries, as well as all copyrights and/or patents. Executive shall also give the Company all assistance it may reasonably require, including the giving of testimony in any suit, action, investigation or other proceeding in connection with the foregoing.


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

      9. Injunctive Relief. Executive agrees that his violation or threatened violation of any of the provisions of Sections 6, 7 or 8 of this Agreement shall cause immediate and irreparable harm to the Company. In the event of any breach or threatened breach of any of said provisions, Executive consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting Executive from any violation or threatened violation of such provisions and compelling Executive to comply with such provisions. This Section 9 shall not affect or limit, and the injunctive relief provided in this Section 9 shall be in addition to, any other remedies available to the Company at law or in equity or in arbitration for any such violation by Executive. In the event an injunction is issued against any such violation by Executive, the period referred to in Section 7 of this Agreement shall continue until the later of the expiration of the period set forth therein or one (1) month from the date a final judgment enforcing such provisions is entered and the time for appeal has lapsed. Subject to Section 7(c) of this Agreement, the provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive any termination of this Agreement and Executive's employment.

      10. Indemnification. LCG and the Company shall provide Executive with payment of legal fees and indemnification to the maximum extent permitted by LCG's or the Company's, as the case may be, certificate of incorporation, by-laws and applicable law.

      11.   Representations by the Parties.

            (a) Executive represents, warrants, covenants and agrees that he has a right to enter into this Agreement, that he is not a party to any agreement or understanding, oral or written, which would prohibit performance of his obligations under this Agreement, and that he will not use in the performance of his obligations hereunder any proprietary information of any other party which he is legally prohibited from using.

            (b) The Company represents, warrants and agrees that it has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.

            (c ) Executive agrees to indemnify and hold harmless the Company, LCG and their respective affiliates, officers, directors, shareholders and employees from any claim, liability, loss or expense (including reasonable attorney's fees) relating to Executive's breach of his representations contained in Section 11(a) hereof.

      12.   Miscellaneous.

            (a) Executive will cooperate with LCG and the Company in connection with the Company's application to obtain key-person life insurance on his life, on which LCG and/or the Company will be the beneficiary. Such cooperation shall include the execution of any applications or other documents requiring his signature and submission of insurance applications and submission to a physical.


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

            (b) Any notice, consent or communication required under the provisions of this Agreement shall be given in writing and sent or delivered by hand, overnight courier or messenger service, against a signed receipt or acknowledgment of receipt, or by registered or certified mail, return receipt requested, or telecopier or similar means of communication if receipt is acknowledged or if transmission is confirmed by mail as provided in this Section 12(b), to the parties at their respective addresses set forth at the beginning of this Agreement or by telecopier to LCG at (516) 374-5393, the Company at
(787) 796-5168, or to Executive at (215) 997-1386 , with notice to LCG or the Company being sent to the attention of the individual who executed this Agreement on its behalf. Any party may, by like notice, change the person, address or telecopier number to which notice is to be sent. If no telecopier number is provided for Executive, notice to his shall not be sent by telecopier.

            (c) This Agreement shall in all respects be construed and interpreted in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to contracts executed and to be performed wholly within such State, without regard to principles of conflicts of laws except that the provisions of Section 10, as it relates to LCG, shall be governed by the Delaware General Corporation law.

            (d) Except for actions, suits, or proceedings taken pursuant to or under Section 6, 7, 8 or 9 of this Agreement, any dispute concerning this Agreement or the rights of the parties hereunder shall be submitted to binding arbitration in New York, New York before a single arbitrator jointly selected by the parties under the rules of the American Arbitration Association. If the parties shall be unable to agree upon an arbitrator, then each party shall designate one arbitrator and the two arbitrators shall select a third arbitrator. The award of the arbitrator shall be final, binding and conclusive on all parties, and judgment on such award may be entered in any court having jurisdiction. The arbitrator shall have the power, in his or his discretion, to award counsel fees and costs to the prevailing party. The arbitrator shall have no power to modify or amend any specific provision of this Agreement except as expressly provided in Section 12(f) of this Agreement.

            (e) Notwithstanding the provisions of Section 12(d) of this Agreement, with respect to any claim for injunctive relief or other equitable remedy pursuant to Section 9 of this Agreement or any claim to enforce an arbitration award or to compel arbitration, the parties hereby (i) consents to the exclusive jurisdiction of the United States District Court for the County of New York in the State of New York, (ii) agree that any process in any action commenced in such court under this Agreement may be served upon it or his personally, either (x) by certified or registered mail, return receipt requested, or by Federal Express or other courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in New York, New York, or (y) by any other method of service permitted by law, and (iii) waives any claim that the jurisdiction of any such court is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereof. If an action may be commenced pursuant to this Section 12(e), the complaint may, notwithstanding Section 12(d) of this Agreement, include other claims against the other party, even if such claims would otherwise be subject to arbitration pursuant to said Section 12(e).

            (f) If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law, and any court or arbitrator having jurisdiction may reduce the scope of any provision of this Agreement, including the geographic and temporal restrictions set forth in
Section 7 of this Agreement, so that it complies with applicable law.


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


            (g) This Agreement constitute the entire agreement of the Company and Executive as to the subject matter hereof, superseding all prior or contemporaneous written or oral understandings or agreements, including any and all previous employment agreements or understandings, all of which are hereby terminated, with respect to the subject matter covered in this Agreement; provided, however, that nothing in this Agreement shall be deemed to modify any obligations which Executive may have pursuant to the Merger Agreement. This Agreement may not be modified or amended, nor may any right be waived, except by a writing which expressly refers to this Agreement, states that it is intended to be a modification, amendment or waiver and is signed by both parties in the case of a modification or amendment or by the party granting the waiver. No course of conduct or dealing between the parties and no custom or trade usage shall be relied upon to vary the terms of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (h) This Agreement is subject to the approvals of the Board of Directors of LCG and the Company.

            (i) No party shall have the right to assign or transfer any of its or his rights hereunder except that LCG's and the Company's rights and obligations may be assigned in connection with a merger of consolidation of LCG or the Company or a sale by LCG or the Company of all or substantially all of its business and assets.

            (j) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and permitted assigns.

            (k) The headings in this Agreement are for convenience of reference only and shall not affect in any way the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                    LAWRENCE CONSULTING GROUP, INC.





                                    By:
                                       -----------------------------------------

                                    Name:

                                    Title:



                                    PLAZA CONSULTING GROUP, INC.





                                    By:
                                       -----------------------------------------

                                    Name:

                                    Title:



                                    EXECUTIVE:


                                    --------------------------------------------
                                    Mark A. Fazio


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